Exhibit 10


                         JOINT STRATEGIC AGREEMENT

          THIS JOINT STRATEGIC AGREEMENT (the "Agreement") is made as of November 8, 2002, by and between Chapeau, Inc., a Utah corporation (the "Company") and Southern California Gas Company, a California corporation ("SCG").

                                 RECITALS

     A. SCG proposes to establish one or more "showcase centers" at a SCG customer (the "Customer") site located in SCG's service territory.

     B. SCG and the Company have agreed that each such showcase center will feature the Company's 260 kw Lean-One System for Cogeneration and Power Generation (the "System").

      C. The Company and SCG have further agreed that SCG will showcase the System to its customers and anyone else of its choosing, as set forth in this Agreement.

     D. In consideration for SCG's showcase efforts with respect to the System, the Company shall pay SCG a royalty on System sales as set forth in this Agreement.

                                 AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, the Company and SCG hereby agree as follows:

     1.   Investment in Showcase Center.

          (a) SCG shall identify site selection for a commercial location where SCG and a Customer have agreed upon an economic partnership to showcase, among other things, the Company's System (a "Showcase Center"). Site selection shall be deemed complete when (i) SCG has identified a site for a Showcase Center, (ii) the Customer has agreed that its site shall be a Showcase Center and (iii) the Company has received a purchase order for a System from such Customer on terms agreeable between the Company and such Customer (and the Company has notified and forwarded to SCG copies of same) including, but not limited to the following terms: (1) the Customer obtaining all local and air quality permits required in connection with the operation of such System at the Showcase Center, with assistance from the Company, if requested,(2) the Customer making arrangements for the installation and connection/commissioning of such System at the Showcase Center, with reasonable assistance from the Company if necessary, and (3) the Customer obtaining a maintenance contract with a responsible provider acceptable to the Company for each System installed at the Showcase Center.

          (b) Upon completion of site selection for the initial Showcase Center, SCG shall fund an amount in cash agreeable between SCG and the Customer in the Showcase Center. The amount of cash invested by SCG in such Showcase Center shall be confirmed to the Company in writing to establish the aggregate investment amount for purposes of the royalty calculation in Section 4(b) of this Agreement. The amount so invested will hereinafter be referred to as the "Eligible Investment."

          (c) SCG may, at its option, select additional sites for Showcase Centers for a period of twenty-four (24) months from the date of this Agreement and invest up to an aggregate maximum of one million dollars ($1,000,000) (the amounts so invested will be aggregated with and included as part of the Eligible Investment) under the same terms and conditions of this Agreement.

     2. Responsibilities of SCG and the Customer. SCG hereby covenants and agrees with the Company as follows:

          (a) The Company shall be the exclusive supplier of natural gas reciprocating engine cogeneration equipment at each Showcase Center as identified in Section 1 of this Agreement for the term of this Agreement. Each Showcase Center as identified in Section 1 of this Agreement may include other non-reciprocating engine cogeneration technologies. SCG may, however, at its election, create other showcase centers utilizing competing natural gas reciprocating engine cogeneration equipment independent of the Showcase Center site(s) identified in Section 1 of this Agreement.

          (b) SCG shall use commercially reasonable efforts to maintain a log of all interested parties who visit Showcase Centers and have given SCG permission to pass along contact information to the Company for follow-up. Such contact information should include name of entity, name of individual(s) reviewing such Showcase Center, address, phone number, etc. SCG will forward to the Company, only with permission of each interested party, such contact information.

          (c) SCG shall provide on a commercially reasonable basis "pass-through" of the Company's Lean-One System marketing materials (stored on site) to Showcase Center demonstration participants, should a participant request such material or information regarding the Company's products.

     3. Responsibilities of the Company. The Company hereby covenants and agrees with SCG that it shall do the following:

          (a) it shall provide a factory-tested System to the Customer at each Showcase Center, F.O.B. Reno, Nevada.

          (b) it shall provide factory start up services for the Customer for each System installed at a Showcase Center.

          (c) it shall assist the Customer with any necessary engineering or installation of a System at a Showcase Center.

          (d) it shall provide the Customer with its standard one-year warranty for each System installed at a Showcase Center, including all labor and material.

          (e) it shall provide the Customer with referrals for factory-approved firms for service and maintenance of each System installed at a Showcase Center:

          (f) it shall provide the Customer with the names of installation firms for installation of a System at a Showcase Center, if requested.



     4.   Royalties.

          (a) Royalties payable by the Company to SCG shall be calculated at a rate of three percent (3%) of net System sales for each System sold (the "Earned Royalties"). "Net sales" shall mean the sales price of such System less: (i) any charges for taxes, shipping and insurance charges; and
(ii) allowances for returned or defective goods and trade, quantity and cash discounts for such System. A System will be considered "sold" when the full purchase price for such System has been paid, or deemed to have been paid by whatever means or method, to the Company. Revenue from any other source including, but not limited to, maintenance services, technical assistance, spare parts and monitoring services shall be excluded from net sales in calculating Earned Royalties.

          (b) The Company shall pay SCG Earned Royalties of three (3) times the Eligible Investment upon completion of site selection for each Showcase Center as identified in Section 1 of this Agreement. The maximum Earned Royalties payable by the Company to SCG under this Agreement is three million dollars ($3,000,000).

          (c) Earned Royalties shall be due and payable in cash on the 15th day of each April, July, October and January calculated through the end of the immediately preceding quarter until such time as aggregate royalties, as set forth above, up to a maximum of three (3) times the Eligible Investment has been paid by the Company to SCG. Thereafter, the Company shall have no further obligations to make any payment to SCG under this Agreement.

     5.   Term and Termination.

          (a) This Agreement shall terminate upon the Company's satisfaction in full of its payment obligations under Section 4 of this Agreement, unless sooner terminated by mutual agreement of the parties or in accordance with this Agreement.

          (b) Either party may terminate this Agreement for default if the other party materially breaches this Agreement; provided, however, no right of termination due to default shall accrue until fifteen (15) days after the defaulting party is notified in writing of the material breach causing such breach and has failed to cure or give adequate assurances of performance within the fifteen (15) day period after such notice of material breach.

          (c) Sections 7 and 8 shall survive termination of this Agreement for any reason.

     6. Representations and Warranties. The Company and SCG hereby represent and warrant to the other party follows:

          (a) Organization, Good Standing and Qualification. Each such party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) Authorization. All corporate action on the part of each such party, and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of such party hereunder has been taken and the Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     7.   Confidentiality

          (a)  For the purpose of this Agreement:

               (i) "Confidential Information" means information (in any form or media) regarding a party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a party by reverse engineering, decompiling or examining any software or hardware provided by the other party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such party (whether constituting a trade secret or proprietary or otherwise) which has value to such party and is treated by such party as being confidential; provided, however, that Confidential Information does not include information that
(i) is lawfully known to the other party without obligation of confidentiality prior to receipt from the disclosing party hereunder, which knowledge shall be evidenced by written records, (ii) is or becomes in the public domain through no breach of this Agreement, or (iii) is received from a third party without breach of any obligation of confidentiality.

               (ii) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

               (iii) "Representative" shall mean a party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

            (b) Each party shall have the following obligations of confidentiality:

               (i) In connection with this Agreement, each party (the "Disclosing Party") may furnish to the other party (the "Receiving Party") or its Representatives certain Confidential Information. During the term of this Agreement and for a period of three (3) years after termination of this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed in writing to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

               (ii) The disclosure of any Confidential Information is solely for the purpose of enabling each party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

               (iii) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

               (iv) If the Receiving Party or its Representative is requested or become legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

      8. No Rights to Company Intellectual Property. Nothing in this Agreement shall be construed to grant to either party any license or other rights to any technology, intellectual property or other proprietary rights of the other party.

     9.   Miscellaneous.

          (a) Relationship of the Parties. The relationship of the Company and SCG established by this Agreement is solely that of independent contractors, and nothing in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other or (ii) constitute the parties as joint venturers, co-owners or otherwise as participants in a joint or common undertaking or (iii) make either party an agent of the other for any purpose whatsoever.

          (b) Expenses. The Company and SCG shall each be responsible for their own costs and expenses (including, without limitation, legal fees) incurred by it in connection with the negotiation, execution and delivery of this Agreement.

          (c) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          (d) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          (e) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed to set forth on the signature page hereto or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

          (f) Amendments and Waivers; Severability. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and SCG. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (g) Entire Agreement. This Agreement constitutes the entire agreement between the Company and SCG with respect to the subject matter hereof and supersedes all previous agreements, written or oral, covering the subject matter of this Agreement.

          (h) Further Assurances. The parties agree from time to time and without further consideration, to execute and deliver such further documents and take such further actions as reasonably may be required to implement and effectuate the transactions contemplated in this Agreement.

          (i) Counterparts; Originals. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile and execution in such manner shall constitute an original.

          IN WITNESS WHEREOF, the Company and SCG have executed this Agreement as of the date first above written.

                              THE COMPANY:

                              CHAPEAU, INC.

                              By: /s/ Guy A. Archbold
                                 --------------------
                              Name:  Guy A. Archbold
                              Title: Chief Executive Officer

                              Address:  9525 Windrose Lane
                                        Granite Bay, CA  95746



                              SCG:


                              SOUTHERN CALIFORNIA GAS COMPANY

                              By:  /s/ David Bereokoff
                                 ---------------------
                              Name:  David Berokoff
                              Title: Technology Development Manager

                              Address:   P.O. Box 3150
                                         San Dimas, CA  91773